INTERNATIONAL FLAVORS & FRAGRANCES INC. 521 WEST 57TH STREET NEW YORK, NY  10019


                                                             Brian D. Chadbourne
                                                             President
                                                             IFF Fragrances



                                                 March 3, 1998


Mr. Ronald S. Fenn
1537 Washington Valley Road
Bridgewater, New Jersey 08807

Dear Ron:

     In accordance with our discussions, you have expressed the desire to take early retirement, effective January 31, 2001 (the "Retirement Date"), from International Flavors & Fragrances Inc. (together with its subsidiaries, "IFF"). This letter will outline the arrangements on which we have agreed, and the terms and conditions of (1) your employment from the date of this letter through the Retirement Date (the "Pre-Retirement Period"), and (2) your retirement.

     1. From the date of this letter through the Retirement Date, you will continue to be employed by IFF. For the calendar year 1998, your monthly compensation is $25,000. Effective January 1, 1999, you will be eligible for an increase in your compensation. Your actual compensation increase for 1999 will be based on your individual performance during 1998 and the performance of the IFF Fragrance Division for such year, and will be determined in late 1998 together with the increases of the other IFF officers. Your compensation for 1999 will be your compensation through the Retirement Date. You will not receive any increase in your compensation for either of the years 2000 or 2001. Your monthly compensation for



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                                                              Mr. Ronald S. Fenn
                                                                   March 3, 1998
                                                               Page 2 of 8 Pages




          any year is hereinafter referred to as your "Monthly Salary" for such year.

     2. On the Retirement Date, you will retire from IFF employment. Thereafter, by notifying the IFF Compensation and Benefits Department, you may elect at any time to begin to receive your pension under the IFF Pension Plan, the IFF Supplemental Retirement Plan and the Supplemental Foreign Service Retirement Benefit Agreement between you and IFF (collectively, the "Retirement Plans"). Upon your retirement you will also become eligible for the benefits of a retired employee under those IFF benefit plans applicable to a retiree who was both a corporate officer of IFF and a participant in the MICP at the time of retirement, including, but not limited to, continued full participation in the Executive Death Benefit Plan and participation in the IFF medical plan for retirees.

     3. Until July 31, 1999, you will continue as a Vice-President of IFF and as Director, Aroma Chemical Sales, with the same responsibilities as you currently have or with such other responsibilities as I may assign to you. On July 31, 1999, you will execute the resignation as a Vice-President of IFF in substantially the form attached to this letter as Exhibit A. Thereafter, for the remainder of the Pre-Retirement Period, IFF will employ you, and you will make yourself available, to provide such services, consistent with your knowledge and experience with IFF, as I may request. Notwithstanding the preceding sentence, after July 31, 1999 and for the remainder



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                                                              Mr. Ronald S. Fenn
                                                                   March 3, 1998
                                                               Page 3 of 8 Pages




          of the Pre-Retirement Period, your employment will not require you to provide services to or on behalf of IFF for more than forty (40) hours in any calendar month.

     4. At all times during the Pre-Retirement Period you will retain the right to use the IFF-provided automobile now in your possession or such other IFF-provided automobile to which you may become entitled in accordance with IFF policy (any such automobile is hereinafter referred to as the "Company Car"); your compensation which has been deferred under the terms of the Management Incentive Compensation Plan (the "MICP") and/or the Special Executive Bonus Plan ("SEBP") will continue to be deferred and to change in value in accordance with the measurement vehicle(s) that you have selected; and you will retain coverage under the IFF medical, dental, retirement, 401(k), life insurance and long-term disability plans (including applicable supplemental plans) (such plans other than the MICP and SEBP are hereinafter collectively referred to as the "Benefit Plans"), all in accordance with the terms of the Benefit Plans. Notwithstanding the foregoing, at no time after July 31, 1999 will IFF have any obligation to purchase for you or provide to you a new or different automobile from the Company Car then being provided to you.

     5. In the event of your death during the Pre-Retirement Period, your Monthly Salary will be pro-rated to the date of death and paid to your legal representative, and IFF will have no



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                                                              Mr. Ronald S. Fenn
                                                                   March 3, 1998
                                                               Page 4 of 8 Pages




          further obligation to your estate, heirs or assigns therefor.

     6. You agree and acknowledge that, as of July 31, 1999, the Executive Severance Agreement dated February 16, 1989, between you and IFF will terminate.

     7. You will be eligible to receive incentive compensation awards in respect of each of 1998 and 1999 under the Management Incentive Compensation Plan ("MICP"). Your actual incentive compensation award for each such year will be based on your individual performance and the performance of the IFF Fragrance Division and will be determined and awarded in early 1999 and 2000, respectively, together with the awards to all other 1998 and 1999 MICP participants. Your award for 1999 will be prorated to July 31, 1999. You will be listed as a participant in the MICP for 2000 and 2001, but you understand and acknowledge that no award will be made to you under the MICP in respect of either such year.

     8. Ownership of the Company Car will be transferred to you on the Retirement Date. If you are required to recognize any compensation resulting from the transfer, that compensation will be included in your Form W-2 for 2001.

     9. You may exercise until three (3) months after the Retirement Date any IFF stock options which are exercisable on the Retirement Date, in accordance with the provisions of your various Stock Option Agreements. If you should die prior to the expiration of that period (including prior to the Retirement Date), your legal

                                                              Mr. Ronald S. Fenn
                                                                   March 3, 1998
                                                               Page 5 of 8 Pages




          representative's right to exercise stock options will be governed by the provisions of such Stock Option Agreements.

     10. Attached to this letter agreement as Exhibit B is a copy of the Security Agreement which you signed on September 1, 1969. You agree to abide by the terms and conditions of the Security Agreement both during the Pre-Retirement Period and thereafter, but such obligations will in no way be construed as a continuation of your IFF employment; which will terminate on the Retirement Date.

     11. As part of the consideration for the benefits accruing to you under this letter agreement, you agree that until December 31, 2002 you will not, directly or indirectly, anywhere in the world, (a)(i) become employed or otherwise participate as an officer, director, employee, partner, principal, individual proprietor or investor with a beneficial interest of more than one percent (1%) of the outstanding stock or other equity of, or (ii) make loans or advances of more than one percent (1%) of the outstanding stock or other equity to, or (iii) act as advisor or consultant to, in each case any person, firm, partnership, corporation or other business entity, who or which competes, directly or indirectly, with any of the fragrance or aroma chemicals business of IFF; or (b) either solicit for employment by or hire any IFF employee for, and you will not, either directly or indirectly, encourage or advise any IFF employee to leave the employ of IFF and/or accept any position with, any business, whether or not

                                                              Mr. Ronald S. Fenn
                                                                   March 3, 1998
                                                               Page 6 of 8 Pages




          competitive with IFF and whether or not you, directly or indirectly, whether as principal, shareholder, director, officer, employee, consultant partner, investor or otherwise, are engaging or intend to engage in such business.

          For purposes of this Paragraph 11, a business will be deemed "competitive" if its operations are in the fragrance or aroma chemical business or if it manufactures and/or sells a product which is purchased by IFF and for which (either because of patent or trade secret protection, the market share of such business or its ability for any reason to control the price and/or availability, or any other reason) IFF has no other practical source of supply of such product, in any locality in which such IFF need for such product exists. For purposes of this paragraph 11 and paragraph 13, an "IFF employee" is any person who at the relevant time either is an active employee of IFF or within the preceding twelve (12) months, whether or not an active employee, has been paid any compensation, whether as a salary, consulting fee or severance or salary continuation, by IFF (for the purpose of this paragraph 11 pension or other retirement benefits will not be considered compensation). Notwithstanding the foregoing, nothing in this paragraph 11 will preclude your owning up to one percent (1%) of the outstanding publicly traded equity or debt securities of any corporation.

     12. Please sign and return the Release attached to this letter agreement as Exhibit C. This letter agreement will



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                                                              Mr. Ronald S. Fenn
                                                                   March 3, 1998
                                                               Page 7 of 8 Pages




          take effect only upon your execution of the Release. IFF will have the right to request that you execute another Release, in the form of Exhibit C but dated the Retirement Date. If IFF so requests, you agree promptly to execute and return such additional release. Such additional release will be deemed part of the consideration for the benefits accruing to you under this letter agreement, and your failure for any reason to execute such additional release will be a breach of this letter agreement.

     13. You and IFF agree that at no time, whether before or after your retirement, will either you or any officer, director, employee or other representative of IFF in any way denigrate, demean or otherwise say or do anything, whether in oral discussions or in writing, that would cause any third party, including but not limited to suppliers, customers and competitors of IFF, to lower its perception about the integrity, public or private image, professional competence, or quality of products or service, of the other or, in the case of IFF, of any officer, director, employee or other representative of IFF. You hereby consent to IFF's obtaining injunctive relief should you breach either paragraph 11 or this paragraph 13.

     14. This letter agreement will be governed by and interpreted in accordance with New York law.

     Please sign and date both copies of this letter in the space provided below and return one fully executed copy. The other is for your records.

                                                              Mr. Ronald S. Fenn
                                                                   March 3, 1998
                                                               Page 8 of 8 Pages






     Ron, all of us at IFF appreciate your many contributions to the Company over your long and distinguished career here. We are pleased that we will continue to have the benefit of your services through the Retirement Date.


                                             Sincerely

                                             /s/BRIAN D. CHADBOURNE
                                             ----------------------
                                             Brian D. Chadbourne


AGREED AND ACCEPTED:

/s/RONALD S. FENN
-----------------
Ronald S. Fenn
March 10, 1998

                                                                       EXHIBIT A



                                             July 31, 1999



Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019



Dear Mr. Block:

     I hereby resign as a Vice-President of International Flavors & Fragrances, Inc.




                                             ------------------
                                             Ronald S. Fenn

                                                                      EXHIBIT B



                               SECURITY AGREEMENT

                    International Flavors & Fragrances Inc.
                    521 West 57th St., New York, N.Y. 10019

                                     (IFF)


     In consideration of my employment by IFF or any of its subsidiaries (herein together called IFF), I hereby agree as follows:

     1. I acknowledge that in the course of my employment by IFF, I may have access to, acquire or gain confidential knowledge or information (i) with respect to formulae, secret processes, plans, devices, products, know-how and other data belonging or relating to IFF, or (ii) with respect to the identity of customers of IFF, and the identity of products and the quantity and prices of the same ordered by such customers. I acknowledge that all such information is the sole property of IFF and I shall treat it as set forth below.

     2. I shall keep confidential all such knowledge or information described above and shall not divulge it to others nor use it for my own private purposes or personal gain, without the express written consent of IFF. This obligation on my part shall continue during and after the period of my employment by IFF.

     3. Upon termination of my employment, or at any time IFF may request, I shall deliver to IFF all notes, memoranda, formulae, records, files or other papers, and copies thereof, in my custody relating to any such knowledge or information described above to which I have had access or which I may have developed during the term of my employment.

     4. I shall not, without the prior written permission of IFF, after leaving the employ of IFF for any reason, work for others, or for my own account, on any of the secret processes or formulae on which I have worked or to which I have had access while in the employ of IFF.

     5. Any invention, formula, process, product, idea, discovery and improvement conceived or developed by me within the period of my employment, relating to any activity engaged in by IFF, shall be the sole and exclusive property of IFF and I shall promptly communicate to IFF full information with respect to any of the foregoing conceived or developed by me. I shall execute and deliver all documents and do all other things as shall be deemed by IFF to be necessary and proper to effect the assignment to IFF of the sole and exclusive right, title and interest in and to all such inventions, formulae, processes, products, ideas, discoveries and improvements, and patent applications and patents thereon.

     6. I understand and agree that IFF has no interest in and will not accept divulgence to it of any confidential knowledge or information which is the property of any previous employer or other third party. Notwithstanding any other paragraph of this agreement. I shall not communicate any such confidential knowledge or information to IFF nor use the same during the course of my employment.


              9/1/69                                Ronald S. Fenn
--------------------------------            -----------------------------------
              (date)                                   (signature)

                                                                       EXHIBIT C


                                    RELEASE

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Ronald S. Fenn, 1537 Washington Valley Road, Bridgewater, New Jersey 08807 (hereinafter referred to as "Employee"), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by International Flavors & Fragrances Inc., a New York corporation with a place of business located at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), as such benefits are set forth in a Letter Agreement dated March 30, 1998, a copy of which is annexed hereto as Annex A, DOES HEREBY AGREE TO RELEASE and DOES HEREBY RELEASE IFF Inc. and all of its subsidiaries and affiliates and their respective directors, officers and employees (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined, and Employee agrees never to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each of any of the Releasees as to any matters occurring or arising on or before the date this Release is executed by Employee. The Claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, and any Claims for wrongful discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of Employee's employment with IFF Inc. or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq. (race, color, religion, sex and national origin discrimination);
(2) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. s. 1981 (race discrimination); (3) the Age Discrimination in Employment Act, 29 U.S.C. ss. 621-634 (age discrimination); (4) the Equal Pay Act of 1963, 29 U.S.C. s. 206 (equal pay); (5) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (6) Executive Order 11141 (age discrimination); (7)
Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. ss. 701 et seq. (handicap discrimination); (8) the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 1001 et seq. (retirement matters); and (9) any applicable New York, New Jersey or Connecticut state or local law relating to employment termination that may be discriminatory or otherwise in contravention of public policy.

     Employee hereby represents that he has not filed any complaints, charges, or lawsuits against any Releasee with any governmental agency or any court; that he will not file or pursue any at any time hereafter; and that if any such agency or court assumes jurisdiction of any complaint, charge or lawsuit against any Releasee on behalf of Employee, he will request such agency or court to withdraw from the matter. Neither this Release nor the undertaking in this paragraph shall limit Employee from pursuing Claims for the sole purpose of enforcing his rights under Annex A or under any employment or retiree benefit plan or program of IFF Inc.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

     Employee is advised that he has the right to and should consult with an attorney before singing this Release. Employee understands that whether or not to do so is Employee's decision. Employee has exercised his right to consult with an attorney to the extent, if any, that he desired.

     Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to Eric Campbell, Vice-President, Human Resources, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, written notice must be received by Mr. Campbell not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Letter Agreement described in Annex A, shall be null and void.

     Employee understands and acknowledges that IFF Inc. has not made any promises or representations to Employee other than those in Annex A.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY EXECUTING IT.

     [PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN
CLAIMS.]


Executed at  New York IFF Offices,             on      3/13, 1998
            ------------------------             ---------------------

                                                 /s/ RONALD S. FENN
                                                 -------------------------------

STATE OF New York)
        ------------
COUNTY OF New York) ss:
        ------------

Subscribed and sworn to before
me this 13 day of March, 1998
by the said Ronald S. Fenn
known to me.



                               PETER J. SERRITELLA
                     --------------------------------------
                                  Notary Public

                               PETER J. SERRITELLA
                        Notary Public, State of New York
                                 No.02SE3598465
                          Qualified in New York County
                        Commission Expires March 30, 1999


                                       3